UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 26, 2024

TSCAN THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40603	82-5282075
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

830 Winter Street, Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (857) 399-9500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Voting Common Stock, $0.0001 par value per share	TCRX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 26, 2024, TScan Therapeutics, Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with the purchasers identified therein (the “Purchasers”), pursuant to which the Company agreed to sell and issue, in a registered direct offering, pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 7,500,000 shares of the voting common stock, par value $0.0001 per share, of the Company (the “Voting Common Stock”), at a purchase price of $4.00 per warrant with an exercise price of $0.0001 per share (the “Registered Offering”), for aggregate gross proceeds of approximately $30.0 million, before deducting offering expenses. The Purchasers in the Registered Offering were Lynx1 Capital Management LP, which is an existing shareholder of the Company, and an investment fund advised by Lynx1 Capital Management LP. The Securities Purchase Agreement contains customary representations, warranties and agreements by the Company and the Purchasers and customary conditions to closing. The Registered Offering is expected to close on or about December 27, 2024, subject to satisfaction of customary closing conditions.

The Company estimates that the net proceeds of the Registered Offering, after deducting estimated offering expenses, will be approximately $29.8 million. The Company will receive nominal proceeds, if any, from the exercise of the pre-funded warrants. The Company intends to use the net proceeds from the Registered Offering for general corporate purposes.

The Registered Offering was made pursuant to a shelf registration statement on Form S-3 (File No. 333-268260) that was initially filed by the Company with the Securities and Exchange Commission (the “SEC”) on November 9, 2022 and declared effective by the SEC on May 16, 2023, and a related prospectus supplement.

The form of the Securities Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference, and the foregoing description of the terms of the Securities Purchase Agreement is qualified in its entirety by reference to such exhibit. The representations, warranties and covenants contained in the Securities Purchase Agreement were made only for the purpose of such agreement and as of specific dates, were solely for the benefit of the parties to the Securities Purchase Agreement and may be subject to limitations agreed upon by the contracting parties. The form of Pre-Funded Warrant is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference, and the foregoing description of the terms of the Pre-Funded Warrants is qualified in its entirety by reference to such exhibit. A copy of the opinion of Goodwin Procter LLP, relating to the validity of the Pre-Funded Warrants and the shares of Voting Common Stock issuable upon exercise thereof in connection with the Registered Offering, is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 8.01.	Other Events.

Assuming net proceeds of $29.8 million from the Registered Offering, the Company expects its cash, cash equivalents and marketable securities will enable it to fund its operating expenses and capital expenditure requirements into first quarter of 2027. The Company has based this estimate on assumptions that may prove to be wrong, and the Company could use its available capital resources sooner than it currently expects.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of Pre-Funded Warrant.

5.1	Opinion of Goodwin Procter LLP.

10.1	Form of Securities Purchase Agreement.

23.1	Consent of Goodwin Procter LLP (contained in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that are based on the Company’s beliefs and assumptions and on information currently available to the Company on the date of this Current Report. These forward-looking statements involve substantial risks and uncertainties. Any statements in this Current Report on Form 8-K other than statements of historical fact, including statements about the Company’s future expectations, plans and prospects, constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include any statements about the Company’s strategy, operations and future expectations and plans and prospects for the Company, and any other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend”, “goal,” “may”, “might,” “plan,” “predict,” “project,” “seek,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions. Such forward-looking statements involve substantial risks and uncertainties that could cause the Company’s financial and operating results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements, including the factors discussed in the “Risk Factors” section contained in the quarterly and annual reports that the Company files with the Securities and Exchange Commission. Any forward-looking statements represent the Company’s views only as of the date of this Current Report on Form 8-K. The Company anticipates that subsequent events and developments may cause its views to change. While the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so except as required by law even if new information becomes available in the future.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TSCAN THERAPEUTICS, INC.

Date: December 26, 2024	By:	/s/ Gavin MacBeath
Gavin MacBeath
Chief Executive Officer